                                                                   EXHIBIT 4.9



                       FORM OF STRIPPED UNITS CERTIFICATE
                       (FORM OF GLOBAL CERTIFICATE LEGEND)

[THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE NAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.(*)

[SO LONG AS DTC IS THE DEPOSITARY, INSERT: Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

                   Form of Face of Stripped Units Certificate

No.                                                 CUSIP No.
Number of Stripped Units

      This Stripped Units Certificate certifies that _________ is the registered Holder of the number of Stripped Units set forth above. Each Stripped Unit represents (i) a 1/40 undivided beneficial ownership interest in a Treasury Security, subject to the Pledge of such interest in such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"). Each Stripped Unit will have a stated amount of $25 (the "Stated Amount"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

      Pursuant to the Pledge Agreement, the Treasury Security constituting part of each Stripped Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase

----------
(*)  To be inserted in Global Certificates only.


                                      -l-

Contract comprising a part of such Stripped Unit to purchase Common Shares of the Company. Prior to the purchase of Common Shares under each Purchase Contract, such Purchase Contracts shall not entitle the Holders of Normal Units Certificates to any of the rights of a holder of Common Shares, including without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders, or for the election of directors of the Company or for any other matter or any other rights whatsoever as shareholder of the Company.

      Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on *, 2005 (the "Share Purchase Date"), at a price equal to $25 (the "Purchase Price"), a number of Common Shares, $0.01 par value per share ("Common Shares"), of the Company, equal to the Settlement Rate, unless on or prior to the Share Purchase Date there shall have occurred a Termination Event or an Early Settlement or Merger Early Settlement with respect to the Stripped Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The Purchase Price (as defined herein) for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Share Purchase Date by application of payments received in respect of the Pledged Treasury Securities pledged to secure the obligations of the Holder under such Purchase Contract in accordance with the terms of the Pledge Agreement.

      The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Stripped Unit evidenced hereby an amount (the "Contract Adjustment Payments" ) equal to *% per year of the Stated Amount, computed on the basis of a 360-day year of twelve 30-day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof (provided that if on any date on which Contract Adjustment Payments are to be made on the Purchase Contracts is not a Business Day, then payment of the Contract Adjustment Payments payable on that date will be made on the next succeeding day which is a Business Day, and no interest or payment will be paid in respect of the delay, except that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business
Day). Such Contract Adjustment Payments shall be payable to the Person in whose name this Stripped Units Certificate (or a Predecessor Stripped Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

      Contract Adjustment Payments will be payable at the office of the Agent in the City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Normal Units Register or by wire transfer to the account designated by such Person in writing.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Stripped Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: _________________


                                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                                      By:_____________________________________
                                         Name:
                                         Title:


                                      HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                      By: JPMORGAN CHASE BANK, not
                                          individually but solely as
                                          Attorney-in-Fact of such Holder

                                          By:_________________________________
                                             Name:
                                             Title:

                      AGENT'S CERTIFICATE OF AUTHENTICATION

      This is one of the Stripped Units Certificates referred to in the within-mentioned Purchase Contract Agreement.

                                            JPMORGAN CHASE BANK,
                                            as Purchase Contract Agent


                                            By:_________________________________
                                               Authorized Officer

                (Form of Reverse of Stripped Units Certificate)

      Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of *, 2002 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Stripped Units Certificates are, and are to be, executed and delivered.

      Each Purchase Contract evidenced hereby obligates the Holder of this Stripped Units Certificate to purchase, and the Company to sell, on the Share Purchase Date at a price equal to $25 (the "Purchase Price"), a number of Common Shares of the Company equal to the Settlement Rate, unless, on or prior to the Share Purchase Date, there shall have occurred a Termination Event or a Cash Settlement, an Early Settlement or Merger Early Settlement with respect to the Unit of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $* (the "Threshold Appreciation Price"), * Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $*, the number of Common Shares per Purchase Contract equal to the Purchase Price divided by the Applicable Market Value and (c) if the Applicable Market Value is equal to or less than $*, * Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

      The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Share Purchase Date or in the event of a Cash Merger, the Cash Merger Date.

      The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, as reported by The Nasdaq Stock Market, or, if the Common Shares are not so reported, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

      A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares at the close of business of such day.

      Each Purchase Contract evidenced hereby may be settled prior to the Share Purchase Date through Cash Settlement, Early Settlement or Merger Early Settlement, in accordance with the terms of the Purchase Contract Agreement.

      In accordance with the terms of the Purchase Contract Agreement, the Holder of this Stripped Units Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby (i) by effecting a Cash Settlement, an Early Settlement or Merger Early Settlement or (ii) by application of payments received in respect of the Pledged Treasury Securities underlying the Stripped Units represented by this Stripped Units Certificate.

      The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the Common Shares to be purchased thereunder in the manner herein set forth.

      The Stripped Units Certificates are issuable only in registered form and only in denominations of a single Stripped Unit and any integral multiple thereof. The transfer of any Stripped Units Certificate will be registered and Stripped Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Stripped Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange of a Stripped Units Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than exchanges not involving any transfer as provided for in the Purchase Contract Agreement. The Holder of a Stripped Unit may substitute for the Pledged Treasury Securities securing its obligations under the related Purchase Contract Notes or the appropriate Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Unit for which such Pledged Notes or Pledged Treasury Consideration secures the Holder's obligation under the Purchase Contract shall be referred to as a "Normal Unit. " A Holder that elects to substitute Notes or the appropriate Treasury Consideration for Pledged Treasury Securities, thereby reestablishing Normal Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Stripped Unit remains in effect, such Stripped Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Stripped Unit in respect of the Pledged Treasury Security and the Purchase Contract comprising such Stripped Unit may be acquired, and may be transferred and exchanged, only as a Stripped Unit.

      A Holder of Normal Units may establish Stripped Units at any time from and after the date of the Purchase Contract Agreement and on or prior to the second Business Day immediately preceding the Share Purchase Date by depositing with the Collateral Agent Treasury Securities in exchange for the release of the Pledged Notes or the appropriate Pledged Treasury Consideration in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

      Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Stripped Units Certificate (or one or more Predecessor Stripped Units Certificates) evidencing such Purchase Contract is registered on the Stripped Units Register at the close of business on the Record Date next preceding such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Stripped Units Register or by wire transfer to the account designated by such Person in writing.

      The Company shall have the right, at any time prior to the Share Purchase Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer each such Contract Adjustment Payments as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall, to the extent permitted by law, accrue additional Contract Adjustment Payments thereon at the rate of *% per year (computed on the basis of a 360-day year of twelve 30-day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment
Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Share Purchase Date and no such deferral period may end other than on a Payment Date.

      In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until a Payment Date prior to the Share Purchase Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

      In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Share Purchase Date, the Holder of this Stripped Units Certificate will receive on the Share Purchase Date, in lieu of a cash payment, a number of Common Shares (in addition to the number of Common Shares equal to the Settlement Rate) equal to (i) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Stripped Units Certificate divided by (ii) the Applicable Market Value.

      In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not, and will not permit any subsidiary of the Company to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock other than (i) purchases, redemptions or acquisitions of shares of the Company's Capital Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date the Company exercises its rights to defer the Contract Adjustment Payments; (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock; (iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged; (iv) dividends or distributions in any series of the Company's Capital Stock (or rights to acquire Capital Stock) or repurchases, acquisitions or redemptions of the Company's Capital Stock in connection with the issuance or exchange of any series of the Company's Capital Stock (or securities convertible into or exchangeable for shares of the Company's Capital Stock); or (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future.

      The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive accumulated Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the obligations of the Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Share Purchase Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Stripped Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

      Upon registration of transfer of this Stripped Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Purchase Contracts evidenced by this Stripped Units Certificate and the Pledge Agreement. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Stripped Units Certificate, by its acceptance hereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Stripped Units evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform such Holder's obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Stripped Units Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Pledged Treasury Securities, to be paid upon settlement of such Holder's obligations to purchase Common Shares under the Purchase Contract, shall be paid on the Share Purchase Date by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments. The obligations of each Holder to pay the Purchase Price are non-recourse obligations and except to the extent paid by Early Settlement or Merger Early Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between such payments and the Purchase Price.

      Each Holder of any Unit, and each Beneficial Owner thereof, by its acceptance thereof or of its interest therein, further agrees to treat (i) itself as the owner of the related Notes, Treasury Consideration or Treasury Securities, as the case may be, and (ii) the Notes as indebtedness of the Platinum Underwriters Finance, Inc., in each case, for United States federal, state and local income and franchise tax purposes.

      Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.


                                      -lO-

      The Purchase Contracts shall for all purposes be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

      The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Stripped Units Certificate is registered as the owner of the Stripped Units evidenced hereby for the purpose of receiving any Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent, such Affiliate, nor any such agent shall be affected by notice to the contrary.

      The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

      A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.


                                      -ll-

                                 ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                     as tenants in common

UNIF GIFT MIN ACT -           Custodian

                              ------------------------------------
                              (cust)                (minor)

                              Under Uniform Gifts to Minors Act

                              ------------------------------------
                                            (State)

TEN ENT -                     as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.


                                      -l2-

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________________________________
________________________________________________________________________________

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of assignee)_______________________________________________________________________
________________________________________________________________________________

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Stripped Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ______________________________________
attorney to transfer said Stripped Units Certificates on the books of Platinum Underwriters Holdings, Ltd. with full power of substitution in the premises.


Dated: _________________                Signature:______________________________

                                        NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Stripped Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


Signature Guarantee:____________________________________________________________

                             SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Share Purchase Date of the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________                Signature:______________________________

                                        Signature Guarantee:____________________
                                        (if assigned to another person)

If shares are to be registered in       REGISTERED HOLDER
the name of and delivered to a
Person other than the Holder,           Please print name and address of
please (i) print such Person's name     Registered Holder:
and address and (ii) provide a
guarantee of your signature:

________________________________________    ____________________________________
                Name                                         Name

________________________________________    ____________________________________
              Address                                      Address

Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

            The undersigned Holder of this Stripped Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Stripped Units evidenced by this Stripped Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Stripped Units with an aggregate Purchase Price equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Stripped Units Certificate representing any Stripped Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________                   Signature:___________________________

                                           Signature Guarantee:_________________

      Number of Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Common Shares are to be registered in   REGISTERED HOLDER
the name of and delivered to and Pledged
Treasury Securities are to be              Please print name and address of
transferred to a Person other than the     Registered Holder:
Holder, please print such Person's name
and address:


________________________________________    ____________________________________
                Name                                         Name

________________________________________    ____________________________________
              Address                                      Address

Social Security or other Taxpayer
Identification Number, if any

Transfer instructions for Pledged Treasury Securities, transferable upon Early Settlement or a Termination Event:

                    (TO BE ATTACHED TO GLOBAL CERTIFICATES)

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

            The following increases or decreases in this Global Certificate have been made:

                                                                  STATED AMOUNT
                     AMOUNT OF              AMOUNT OF             OF THE GLOBAL
                    DECREASE IN            INCREASE IN             CERTIFICATE            SIGNATURE OF
                   STATED AMOUNT          STATED AMOUNT             FOLLOWING              AUTHORIZED
                   OF THE GLOBAL          OF THE GLOBAL           SUCH DECREASE            OFFICER OF
    DATE            CERTIFICATE            CERTIFICATE             OR INCREASE               AGENT
    ----           -------------          -------------           --------------          ------------
